UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):      October 18, 2004

GOODRICH CORPORATION
(Exact Name of Registrant as Specified in Charter)

New York (State or Other Jurisdiction of Incorporation)	1-892 (Commission File Number)	34-0252680 (IRS Employer Identification No.)

Four Coliseum Centre
2730 West Tyvola Road
Charlotte, North Carolina 28217
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (704) 423-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.      Entry into a Material Definitive Agreement.

     On October 18, 2004, the Compensation Committee of the Board of Directors of Goodrich Corporation (“Goodrich”) awarded 3,500 restricted stock units (the “Units”) to Scott E. Kuechle, Goodrich’s Vice President and Controller, pursuant to Goodrich’s 2001 Stock Option Plan (the “Plan”). Cash dividend equivalents will be paid on the Units each quarter. The Units are subject to the terms of the Plan and vest on October 17, 2007, subject to forfeiture in the event of termination of employment for reasons other than retirement, disability or death. The Units also vest upon a Change in Control (as defined in the Plan). Upon vesting, Mr. Kuechle will be entitled to receive one share of Goodrich common stock for each Unit held by him.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH CORPORATION
(Registrant)

Date: October 22, 2004	By:	/s/ Kenneth L. Wagner

Kenneth L. Wagner
Assistant Secretary

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